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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-91218, Form S-3 No. 333-20143 and Form S-8 No. 333-3310) of
Jameson Inns, Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Jameson Inns, Inc. and our report dated February 14, 1997 except as to the fourth paragraph of Note 6 as to which the date is April 22, 1997 with respect to the financial statements of Jameson Operating Company included in the Annual Report (Form 10-K/A1) of Jameson Inns, Inc. for the year ended December 31, 1996.





                                        ERNST & YOUNG LLP

Atlanta, Georgia
April 22, 1997